EXHIBIT 99.1

REALOGY CLOSES SALE OF TITLE INSURANCE UNDERWRITER

MADISON, N.J. – March 29, 2022 - Realogy Holdings Corp. (NYSE: RLGY), the leading and most integrated provider of U.S. residential real estate services, today announced the closing of the previously announced sale of Title Resources Guaranty Company, Realogy’s title insurance underwriter, to an affiliate of Centerbridge Partners, L.P., a private investment management firm. Realogy received $210 million in cash and a 30% equity interest in the newly formed limited partnership joint venture that indirectly owns the Title Insurance Underwriter.
“As we continue to reimagine and deliver a more integrated real estate transaction, today’s closing enables Realogy to be even more focused on our core business, including critical consumer-facing transaction services in franchise, brokerage, title settlement and escrow, and mortgage,” said Ryan Schneider, Realogy’s chief executive officer and president. “We look forward to working with our joint venture partners to more fully unleash the underwriter’s growth potential as we continue to invest in our strategic priorities and move both Realogy and the industry to what’s next.”
Realogy’s portion of future minority interest earnings from its 30% common equity stake will be reported within the company’s Realogy Title Group segment, which includes the company’s title, escrow, and settlement services business and mortgage origination joint venture.
Realogy continues to own and operate its national scale title settlement and escrow services that helped agents and consumers close 220,000 transactions in 2021. Realogy’s title and escrow services operate across 44 states under 45 different brand names and in 2021, represented the majority of Operating EBITDA generated by the Realogy Title Group segment, excluding the company’s share of equity earnings from its mortgage origination joint venture.
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About Realogy Holdings Corp.
Realogy (NYSE: RLGY) is moving the real estate industry to what’s next. As the leading and most integrated provider of U.S. residential real estate services encompassing franchise, brokerage, relocation, and title and settlement businesses as well as a mortgage joint venture, Realogy supported approximately 1.5 million home transactions in 2021. The company’s diverse brand portfolio includes some of the most recognized names in real estate: Better Homes and Gardens® Real Estate, CENTURY 21®, Coldwell Banker®, Coldwell Banker Commercial®, Corcoran®, ERA®, and Sotheby’s International Realty®. Using innovative technology, data and marketing products, high-quality lead generation programs, and best-in-class learning and support services, Realogy fuels the productivity of its approximately 196,700 independent sales

EXHIBIT 99.1
agents in the U.S. and approximately 136,700 independent sales agents in 118 other countries and territories, helping them build stronger businesses and best serve today’s consumers. Recognized for eleven consecutive years as one of the World’s Most Ethical Companies, Realogy has also been designated a Great Place to Work four years in a row, named one of LinkedIn’s 2021 Top Companies in the U.S., and honored on the Forbes list of World’s Best Employers 2021.
About Centerbridge Partners, L.P.
Centerbridge Partners, L.P. is a private investment management firm employing a flexible approach across investment disciplines — private equity, private credit and real estate — in an effort to develop the most attractive opportunities for our investors. The Firm was founded in 2005 and as of August 31, 2021, has approximately $32 billion in capital under management with offices in New York and London.  Centerbridge is dedicated to partnering with world-class management teams across targeted industry sectors and geographies. For more information, please visit www.centerbridge.com.
Forward-Looking Statements
Certain statements in this press release constitute “forward-looking statements.” Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Realogy Holdings Corp. to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Any statements that refer to expectations or other characterizations of future events, circumstances or results are forward-looking statements.
Various factors that could cause actual future results and other future events to differ materially from those in the forward-looking statements, include, but are not limited to those set forth under the headings “Forward-Looking Statements” and “Risk Factors” in Realogy’s filings with the Securities and Exchange Commission, including Realogy’s Annual Report on Form 10-K for the year ended December 31, 2021 and Realogy’s other filings made from time to time, in connection with considering any forward-looking statements that may be made by Realogy and its businesses generally. Realogy undertakes no obligation to release publicly any revisions to any forward-looking statements, except as required by law.
Realogy Investor Contacts:             Realogy Media Contacts:

Alicia Swift                    Trey Sarten
(973) 407-4669                (973) 407-2162
alicia.swift@realogy.com            trey.sarten@realogy.com

Danielle Kloeblen                Gabriella Chiera
(973) 407-2148                (973) 407-5236
danielle.kloeblen@realogy.com        gabriella.chiera@realogy.com